UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): February 24, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On February 24, 2014, the Compensation Committee of the Board of Directors (the Compensation Committee) of UNS Energy Corporation (UNS Energy) approved UNS Energy’s annual grant of equity awards under UNS Energy's long-term incentive plan (LTI). The Compensation Committee made target awards of 33,820 performance shares and 16,910 restricted stock units (RSUs) in the aggregate under the LTI, including 11,020 performance shares and 5,510 RSUs to Paul J. Bonavia, 5,820 performance shares and 2,910 RSUs to David G. Hutchens, 4,000 performance shares and 2,000 RSUs to Kevin P. Larson, 4,080 performance shares and 2,040 RSUs to Philip Dion and 1,200 performance shares and 600 RSUs to Karen G. Kissinger. If the proposed merger of UNS Energy into a subsidiary of Fortis Inc. (the merger) is completed, these performance shares would vest in full, resulting in an aggregate cash payment of approximately $2.4 million to UNS Energy’s named executive officers, including $995,933 to Mr. Bonavia, $525,983 to Mr. Hutchens, $361,500 to Mr. Larson, $368,730 to Mr. Dion and $108,450 to Ms. Kissinger.

Forward-Looking Statements
Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to UNS Energy and its subsidiaries’ future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the merger, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the merger will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the merger on the timing and terms thereof; state and federal regulatory and legislative decisions and actions; regional economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of our pension and other retiree benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and power supplies; cyber attacks or challenges to our information security; and the performance of TEP's generating plants; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. UNS Energy and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

Additional Information about the Acquisition and Where to Find It
In connection with the proposed merger, UNS Energy has filed a proxy statement with the SEC. Investors and security holders of UNS Energy are urged to read the proxy statement and other relevant materials filed with the SEC because it contains important information about the proposed merger and related matters. The final proxy statement was mailed to UNS Energy stockholders on or about February 21, 2014. Investors and stockholders may obtain a free copy of the proxy statement, and other documents filed by UNS Energy, at the SEC's website, www.sec.gov. These documents can also be obtained by investors and stockholders free of charge from UNS Energy Corporation by directing a request to Library and Resource Center, UNS Energy, 88 E. Broadway Boulevard, Mail Stop HQW302, Tucson, Arizona 85701.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	February 28, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Principal Financial Officer